Exhibit 99.1

 NEWS RELEASE

Gray Finishes 2022 In A Strong Position and Issues Stable Outlook for 2023

Atlanta, Georgia –February 24, 2023. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the fourth quarter ended December 31, 2022, reflecting revenue above our guidance and expenses near the low end of our guidance for the quarter.

Overall, the fourth quarter of 2022 produced record results, including $1.1 billion in total revenue, due to the combination of recent acquisitions, added scale, increasingly efficient integrated operations, and the “on-year” of the two-year political advertising cycle. Moreover, compared to the fourth quarter of 2018, the last mid-term election year, our political advertising revenue of $255 million in the fourth quarter of 2022 grew by 207% on an As-Reported Basis (as defined below) and by 24% on a Combined Historical Basis (as defined below). For the full year 2022, our political advertising revenue was $515 million, which exceeded 2018’s political advertising revenue by 232% on an As-Reported Basis and by 38% on a Combined Historical Basis.

Our strong cash flow in the fourth quarter of 2022 enabled us to return a total of $174 million of capital to our shareholders during the fourth quarter, including: two voluntary debt principal pre-payments totaling $150 million under our 2017 Term Loan B (due 2024); a required principal payment of $4 million under our 2021 Term Loan D (due 2028); and $20 million of cash dividends to our preferred and common shareholders. As part of our strong commitment to strengthen our balance sheet, as described below, we currently intend to fully pre-pay the remaining $295 million principal balance on our Term Loan B on March 1, 2023, and we have undertaken efforts to cap the interest rate on our floating rate debt, as described below.

Despite concerns about a possible macroeconomic recession discussed publicly in the general media and by certain sectors of the economy, we believe that our businesses performed well throughout last year and have started 2023 in a strong position. Most notably, on a Combined Historical Basis, our television stations’ Core Advertising Revenue (total local, national and internet advertising revenue) of $1.5 billion for full-year 2022 declined by only $19 million or a mere 1% compared to 2021. This performance came despite a more challenging macro-economic environment as well as inventory displacement caused by $515 million of political advertising revenue in 2022, an increase of $455 million, on a Combined Historical Basis. We attribute these solid results to real-world confidence among advertisers and businesses in local markets, which we believe has been and remains more positive than the advertising sentiment currently held by many national advertisers. We also attribute our success in maintaining Core Advertising Revenues to our scale and portfolio of high-quality local stations, our investments in recently acquired television stations, and our efficient sales and news operations. Relatedly, on a Combined Historical Basis, our retransmission revenues grew 5% in full-year 2022 over the prior year, as rate increases outpaced subscriber declines and subscriber rotation into lower revenue generating platforms.

Looking ahead, we anticipate that our television stations and production companies will maintain revenues at a level generally flat with recent years should macroeconomic conditions, particularly in local markets, slow during 2023. In addition, we anticipate that our retransmission revenues in the first quarter of 2023 will increase by approximately 10% to 11% over the fourth quarter of 2022 as rates increases continue to outpace negative subscriber trends.

Meanwhile, we believe our investments in Atlanta Assembly will provide some diversification from our broadcasting segment with new exposure to the growing film and television production industry in Georgia. We currently anticipate that construction on the Assembly Studios portion of the development and much of the infrastructure for the entire project will be completed in the summer of 2023. At that time, we expect that the new facilities will begin generating revenue from both long-term and short-term leases of soundstages and related facilities to various content producers. Also at that time, Gray intends to pause its funding of construction projects at Atlanta Assembly to evaluate carefully certain opportunities to maximize the long-term value of this unique real estate investment.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Summary of Operating Results

Due to the significant effect that material business combination transactions have had on our results of our operations, we present the financial information herein consistent with both U.S. Generally Accepted Accounting Principles (“GAAP” or “As Reported Basis”) and on a Combined Historical Basis (“CHB”), which incorporates certain historical results of acquired businesses, less the historical results of divested businesses. We also furnish certain other detailed non-GAAP metrics to provide more meaningful period-over-period comparisons to assist the public in its analysis and valuation of Gray. This additional information includes a summary of incremental expenses that were specific to our acquisitions, divestitures, and related financing activities (“Transaction Related Expenses”), non-cash stock-based compensation expenses and certain non-GAAP terms common in our industry. Please refer to the detailed discussion of the foregoing terms and concepts included elsewhere herein.

Gray has not completed any material business combination transactions since late 2021. As a result, we do not currently anticipate providing CHB results going forward.

As Reported Basis (the respective 2021 periods reflect the “off-year” of the two year political advertising cycle):

For the fourth quarter of 2022:

●	Total revenue was $1.1 billion, an increase of 49% from the fourth quarter of 2021, primarily due to the cyclical increase in political advertising revenue.

●	Core Advertising Revenue was $406 million, an increase of 13% from the fourth quarter of 2021.

●	Net income attributable to common stockholders was $173 million, or $1.88 per fully diluted share, an increase of 981% from the fourth quarter of 2021.

●	Broadcast Cash Flow was $485 million, an increase of 88% from the fourth quarter of 2021.

For the full year of 2022:

●	Total revenue was $3.7 billion, an increase of 52% from 2021, marking our highest ever annual revenue.

●	Core Advertising Revenue was $1.5 billion, an increase of 26% from 2021.

●	Net income attributable to common stockholders was $403 million, an increase of 961% from 2021.

●	Broadcast Cash Flow was $1.4 billion, an increase of 77% from 2021.

Combined Historical Basis (the respective 2021 periods reflect the “off-year” of the two year political advertising cycle):

For the fourth quarter of 2022:

●	Total revenue was $1.1 billion, an increase of 25% from the fourth quarter of 2021.

●

Total Core Revenue was $406 million, a decrease of 4% from the fourth quarter of 2021, due primarily to displacement resulting from the $230 million increase in political advertising revenue, to $255 million, in 2022.

●	Broadcast Cash Flow was $484 million, an increase of 56% from the fourth quarter of 2021.

For the full year of 2022:

●	Total revenue was $3.7 billion, an increase of 17% from 2021.

●	Total Core Revenue was $1.5 billion, a decrease of 1% from 2021, due primarily to displacement resulting from the $455 million increase in political advertising revenue, to $515 million, in 2022.

●	Broadcast Cash Flow was $1.4 billion, an increase of 31% from 2021.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 2 of 20

Other Key Metrics

●

As of December 31, 2022, our Total Leverage Ratio, Net of all Cash, was 5.41 times on a trailing eight-quarter basis, netting our total cash balance of $61 million and giving effect to all Transaction Related Expenses, which is calculated as set forth in our Senior Credit Facility.

●

Throughout 2022 and 2021, we incurred Transaction Related Expenses on an As Reported Basis that included but were not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Unaudited)
Transaction Related Expenses:
Broadcasting	$1	$3	$6	$3
Corporate and administrative	1	52	2	71
Miscellaneous expense	-	-	-	7
Total Transaction Related Expenses	$2	$55	$8	$81

Total non-cash stock-based compensation	$5	$4	$22	$14

Taxes

●

During 2022 and 2021, we made aggregate federal and state income tax payments (net of refunds) of $180 million and $149 million, respectively. During 2023, we anticipate making income tax payments (before deducting refunds) within a range of $90 million to $110 million.

●	As of December 31, 2022, we have an aggregate of $344 million of various state operating loss carryforwards, of which we expect that approximately one-third will be utilized.

Marquee Transaction

On February 15, 2023, we announced that we have reached agreements with Marquee Broadcasting, Inc. (“Marquee”) through which we will sell television station KNIN (FOX) in the Boise, Idaho market (DMA 102) for $6 million, and purchase television station WPGA (MeTV) in the Macon, Georgia market (DMA 126) for $6 million. The completion of the transactions is subject to regulatory and other approvals.

Securitization Facility

On February 23, 2023, we, certain of our subsidiaries and a wholly-owned special purpose subsidiary (the “SPV”), entered into a three-year $300 million revolving accounts receivable securitization facility (the “Securitization Facility”) with Wells Fargo Bank, N.A., as administrative agent, for the purpose of providing additional liquidity in order to repay indebtedness under the Senior Credit Facility. The Securitization Facility permits the SPV to draw up to a total of $300 million, subject to the outstanding amount of the receivables pool and other factors. The Securitization Facility is subject to interest charges, at the one-month Secured Overnight Financing Rate (“SOFR”) plus 100 basis points on the amount of the outstanding facility. The SPV is also required to pay an upfront fee and a commitment fee in connection with the Securitization Facility. On February 23, 2023, we drew $300 million under the Securitization Facility and intend to use the proceeds to pre-pay the outstanding principal balance of $295 million of Term Loan B under our Senior Credit Facility on March 1, 2023.

Under the Securitization Facility, the SPV will sell certain receivables and related rights (“Sold Receivables”) and guarantee the collection of the Sold Receivables and pledge the remaining receivables and related rights that it owns in order to secure such guarantee. We will service the accounts receivables on behalf of the SPV for a fee.

The SPV is a separate legal entity with its own separate creditors who will be entitled to access the SPV’s assets before the assets become available to us. As a result, the SPV’s assets are not available to pay our creditors or any of our subsidiaries, although collections from the receivables in excess of amounts required to repay the purchasers under the Securitization Facility and other creditors of the SPV may be remitted to us.

The sale of receivables from SPV will be accounted for in the Company’s financial statements as a "true-sale" under Accounting Standards Codification ("ASC") Topic 860.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 3 of 20

Interest Rate Cap

On February 23, 2023, we entered into interest rate caps pursuant to an International Swaps and Derivatives Association ("ISDA") Master Agreement with Wells Fargo Bank, NA and Truist Bank, respectively. The caps have a combined fixed notional value of approximately $2.6 billion through the last business day in 2024 and then a reduction in notional value to approximately $2.1 billion until maturity on December 31, 2025. The agreement effectively limits the annual interest charged on all of our variable rate debt to a maximum one-month LIBOR rate of 5 percent, plus the Applicable Margin, as specified in our Senior Credit Facility. The Company is also required to pay aggregate fees in connection with the agreement of approximately $32 million that is due and payable on December 31, 2025. The ISDA Master Agreement, together with its related schedules, contain customary representations, warranties and covenants. This hedging agreement was entered into to mitigate the interest rate risk inherent in our variable rate debt and is not for speculative trading purposes.

Guidance for the Three-Months Ending March 31, 2023

Based on our current forecasts for the quarter ending March 31, 2023, we anticipate the following key financial results, as outlined below in approximate ranges. We present revenue net of agency commissions. We present operating expenses excluding depreciation, amortization and gain/loss on disposal of assets.

As noted above, Gray does not intend to present financial results in the Combined Historical Basis going forward due to the lack of material transactions since late 2021.

●	Revenue:
o	Total Core Revenue of $350 million to $360 million.
■

In the three months ended March 31, 2023, we anticipate approximately $6 million of net revenue from the broadcast of the Super Bowl on our 27 FOX channels compared to an aggregate of $13 million of net revenue relating to the broadcast of the Winter Olympics and the Super Bowl on our 56 NBC channels during the three months ended March 31, 2022.

o	Retransmission revenue of $387 million to $393 million.
o	Political revenue of $2 million to $3 million.
o	Production company revenue of $20 million to $21 million.
o	Total revenue of $777 million to $796 million.

●	Operating Expenses:
o	Broadcasting expenses of $560 million to $565 million, including retransmission expense of approximately $235 million and non-cash stock-based compensation expense of approximately $1 million.
o	Production company expenses of approximately $23 million to $24 million.
o	Corporate expenses of $30 million to $33 million, including non-cash stock-based compensation expense of approximately $4 million.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 4 of 20

Selected Operating Data on As Reported Basis (Unaudited)

	Three Months Ended December 31,
	2022	2021	% Change 2022 to 2021	2020	% Change 2022 to 2020
	(dollars in millions)
Revenue (less agency commissions):
Broadcasting	$1,035	$692	50%	$763	36%
Production companies	37	29	28%	29	28%
Total revenue	$1,072	$721	49%	$792	35%

Political advertising revenue	$255	$20	1175%	$245	4%

Operating expenses (1):
Broadcasting	$570	$449	27%	$355	61%
Production companies	$27	$23	17%	$20	35%
Corporate and administrative	$24	$84	(71)%	$18	33%

Net income	$186	$29	541%	$224	(17)%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$485	$258	88%	$424	14%
Broadcast Cash Flow Less Cash Corporate Expenses	$465	$177	163%	$409	14%
Free Cash Flow (3)	$242	$59	310%	$300	(19)%

	Year Ended Ended December 31,
	2022	2021	% Change 2022 to 2021	2020	% Change 2022 to 2020
	(dollars in millions)
Revenue (less agency commissions):
Broadcasting	$3,583	$2,340	53%	$2,320	54%
Production companies	93	73	27%	61	52%
Total revenue	$3,676	$2,413	52%	$2,381	54%

Political advertising revenue	$515	$44	1070%	$430	20%

Operating expenses (1):
Broadcasting	$2,165	$1,548	40%	$1,340	62%
Production companies	$83	$62	34%	$52	60%
Corporate and administrative	$104	$159	(35)%	$65	60%

Net income	$455	$90	406%	$410	11%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$1,440	$813	77%	$999	44%
Broadcast Cash Flow Less Cash Corporate Expenses	$1,354	$666	103%	$945	43%
Free Cash Flow (3)	$581	$238	144%	$559	4%

(1)	Excludes depreciation, amortization and gain on disposal of assets, net.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included herein.
(3)	Excludes deduction for purchase of property and equipment related to the Assembly Atlanta project in 2022 and 2021.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 5 of 20

Selected Operating Data on As Reported Basis (Unaudited)

	Three Months Ended December 31,
	2022		2021		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Core	$406	38%	$359	49%	$47	13%
Political	255	24%	20	3%	235	1175%
Retransmission consent	353	33%	294	41%	59	20%
Production companies	37	3%	29	4%	8	28%
Other	21	2%	19	3%	2	11%
Total	$1,072	100%	$721	100%	$351	49%

Operating Expenses (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$343	60%	$274	61%	$69	25%
Retransmission expense	225	40%	171	38%	54	32%
Transaction Related Expenses	1	0%	3	1%	(2)	(67)%
Non-cash stock-based compensation	1	0%	1	0%	-	0%
Total broadcasting expense	$570	100%	$449	100%	$121	27%

Production companies expense	$27		$23		$4	17%

Corporate and administrative:
Corporate expenses	$19	79%	$29	35%	$(10)	(34)%
Transaction Related Expenses	1	4%	52	61%	(51)	(98)%
Non-cash stock-based compensation	4	17%	3	4%	1	33%
Total corporate and administrative expense	$24	100%	$84	100%	$(60)	(71)%

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 6 of 20

Selected Operating Data on As Reported Basis (Unaudited)

	Year Ended December 31,
	2022		2021		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Core	$1,496	41%	$1,190	50%	$306	26%
Political	515	14%	44	2%	471	1070%
Retransmission consent	1,496	41%	1,049	43%	447	43%
Production companies	93	3%	73	3%	20	27%
Other	76	1%	57	2%	19	33%
Total	$3,676	100%	$2,413	100%	$1,263	52%

Operating Expenses (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$1,252	58%	$928	60%	$324	35%
Retransmission expense	903	42%	615	40%	288	47%
Transaction Related Expenses	6	0%	3	0%	3	100%
Non-cash stock-based compensation	4	0%	2	0%	2	100%
Total broadcasting expense	$2,165	100%	$1,548	100%	$617	40%

Production companies expense	$83		$62		$21	34%

Corporate and administrative:
Corporate expenses	$84	81%	$76	48%	$8	11%
Transaction Related Expenses	2	2%	71	45%	(69)	(97)%
Non-cash stock-based compensation	18	17%	12	7%	6	50%
Total corporate and administrative expense	$104	100%	$159	100%	$(55)	(35)%

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 7 of 20

Detail Table of Operating Results on As Reported Basis (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions, except for net income per share data)
Revenue (less agency commissions):
Broadcasting	$1,035	$692	$3,583	$2,340
Production companies	37	29	93	73
Total revenue (less agency commissions)	1,072	721	3,676	2,413
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcasting	570	449	2,165	1,548
Production companies	27	23	83	62
Corporate and administrative	24	84	104	159
Depreciation	33	28	129	104
Amortization of intangible assets	51	36	207	117
Loss (gain) on disposal of assets, net	4	(4)	(2)	42
Operating expenses	709	616	2,686	2,032
Operating income	363	105	990	381
Other expense:
Miscellaneous expense, net	(1)	(1)	(4)	(8)
Impairment of investment	(18)	-	(18)	-
Interest expense	(100)	(62)	(354)	(205)
Income before income tax	244	42	614	168
Income tax expense	58	13	159	78
Net income	186	29	455	90
Preferred stock dividends	13	13	52	52
Net income attributable to common stockholders	$173	$16	$403	$38

Basic per share information:
Net income attributable to common stockholders	$1.90	$0.17	$4.38	$0.40
Weighted-average shares outstanding	91	95	92	95

Diluted per share information:
Net income attributable to common stockholders	$1.88	$0.17	$4.33	$0.40
Weighted-average shares outstanding	92	95	93	95

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 8 of 20

Selected Operating Data on Combined Historical Basis (Unaudited)

	Three Months Ended December 31,
	2022	2021	% Change 2022 to 2021	2020	% Change 2022 to 2020
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$1,035	$828	25%	$1,104	(6)%
Production companies	37	29	28%	29	28%
Total revenue	$1,072	$857	25%	$1,133	(5)%

Political advertising revenue	$255	$25	920%	$383	(33)%

Operating expenses (1):
Broadcast	$570	$536	6%	$518	10%
Production companies	$27	$23	17%	$20	35%
Corporate and administrative	$24	$84	(71)%	$18	33%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$484	$311	56%	$624	(22)%
Broadcast Cash Flow Less Cash Corporate Expenses	$464	$230	102%	$609	(24)%
Operating Cash Flow as defined in our Senior Credit Agreement	$465	$285	63%	$609	(24)%
Free Cash Flow (3)	$243	$139	75%	$423	(43)%

	Year Ended December 31,
	2022	2021	% Change 2022 to 2021	2020	% Change 2022 to 2020
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$3,583	$3,080	16%	$3,291	9%
Production companies	93	73	27%	61	52%
Total revenue	$3,676	$3,153	17%	$3,352	10%

Political advertising revenue	$515	$60	758%	$652	(21)%

Operating expenses (1):
Broadcast	$2,165	$2,059	5%	$1,923	13%
Production companies	$83	$62	34%	$53	57%
Corporate and administrative	$104	$160	(35)%	$65	60%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$1,444	$1,105	31%	$1,459	(1)%
Broadcast Cash Flow Less Cash Corporate Expenses	$1,358	$958	42%	$1,405	(3)%
Operating Cash Flow as defined in our Senior Credit Agreement	$1,359	$1,029	32%	$1,403	(3)%
Free Cash Flow (3)	$593	$443	34%	$809	(27)%

(1)	Excludes depreciation, amortization and gain on disposal of assets, net.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included herein.
(3)	Excludes deduction for purchase of property and equipment related to the Assembly Atlanta project in 2022 and 2021.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 9 of 20

Selected Operating Data on Combined Historical Basis (Unaudited)

	Three Months Ended December 31,
	2022		2021		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Core	$406	38%	$422	49%	$(16)	(4)%
Political	255	24%	25	3%	230	920%
Retransmission consent	353	33%	358	42%	(5)	(1)%
Production companies	37	3%	29	3%	8	28%
Other	21	2%	23	3%	(2)	(9)%
Total	$1,072	100%	$857	100%	$215	25%

Operating Expenses (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$343	60%	$321	60%	$22	7%
Retransmission expense	225	40%	211	39%	14	7%
Transaction Related Expenses	1	0%	3	1%	(2)	(67)%
Non-cash stock-based compensation	1	0%	1	0%	-	0%
Total broadcasting expense	$570	100%	$536	100%	$34	6%

Production companies expense	$27		$23		$4	17%

Corporate and administrative:
Corporate expenses	$19	79%	$29	35%	$(10)	(34)%
Transaction Related Expenses	1	4%	52	61%	(51)	(98)%
Non-cash stock-based compensation	4	17%	3	4%	1	33%
Total corporate and administrative expense	$24	100%	$84	100%	$(60)	(71)%

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 10 of 20

Selected Operating Data on Combined Historical Basis (Unaudited)

	Year Ended December 31,
	2022		2021		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Core	$1,496	41%	$1,515	48%	$(19)	(1)%
Political	515	14%	60	2%	455	758%
Retransmission consent	1,496	41%	1,429	45%	67	5%
Production companies	93	3%	73	2%	20	27%
Other	76	1%	76	3%	-	0%
Total	$3,676	100%	$3,153	100%	$523	17%

Operating Expenses (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$1,252	58%	$1,210	59%	$42	3%
Retransmission expense	903	42%	842	41%	61	7%
Transaction Related Expenses	6	0%	3	0%	3	100%
Non-cash stock-based compensation	4	0%	4	0%	-	0%
Total broadcasting expense	$2,165	100%	$2,059	100%	$106	5%

Production companies expense	$83		$62		$21	34%

Corporate and administrative:
Corporate expenses	$84	81%	$77	48%	$7	9%
Transaction Related Expenses	2	2%	71	44%	(69)	(97)%
Non-cash stock-based compensation	18	17%	12	8%	6	50%
Total corporate and administrative expense	$104	100%	$160	100%	$(56)	(35)%

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 11 of 20

Other Financial Data on As Reported Basis (Unaudited)

	Year Ended December 31,
	2022	2021
	(in millions)

Net cash provided by operating activities	$829	$300
Net cash used in investing activities	(503)	(3,534)
Net cash (used in) provided by financing activities	(454)	2,650
Net decrease in cash	$(128)	$(584)

	As of December 31,
	2022	2021
	(in millions)

Cash	$61	$189
Long-term debt, including current portion, less deferred financing costs	$6,455	$6,755
Series A Perpetual Preferred Stock	$650	$650
Borrowing availability under Senior Credit Facility	$496	$497

The Company

We are a multimedia company headquartered in Atlanta, Georgia and the nation’s largest owner of top-rated local television stations and digital assets in the United States. Our television stations serve 113 television markets that collectively reach approximately 36 percent of US television households. This portfolio includes 79 markets with the top-rated television station and 101 markets with the first and/or second highest rated television station. It also owns video program companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, as well as the studio production facilities Assembly Atlanta and Third Rail Studios. Gray owns a majority interest in Swirl Films. For more information, please visit www.gray.tv.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on our current expectations and reflect various estimates and assumptions by us. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include our inability to achieve expected synergies from recent transactions on a timely basis or at all, the impact of recently completed transactions, estimates of future revenue, future expenses and other future events. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein, which reports are made publicly available via our website, www.gray.tv. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2022, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 12 of 20

Conference Call Information

We will host a conference call to discuss our fourth quarter operating results on February 24, 2023. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is 1 (800) 285-6670. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1 (888) 556-3470, Confirmation Code: 898476 until March 24, 2023.

Gray Contacts:

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, (404) 266-5513

Pat LaPlatney, President and Co-Chief Executive Officer, (334) 206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, (404) 504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, (404) 266-8333

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 13 of 20

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From January 1, 2020, through December 31, 2021, we completed several acquisition and divestiture transactions. As more fully described in our Form 10-K to be filed with the Securities and Exchange Commission today and in our prior disclosures, these transactions materially affected our operations. We refer to all television stations acquired or divested from January 1, 2020 through December 31, 2021, as the “Acquisitions”.

Due to the significant effect that the Acquisitions have had on our results of operations, and in order to provide more meaningful period over period comparisons, we present herein certain financial information on a Combined Historical Basis (or “CHB”). Combined Historical Basis gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on the first day of the earliest period presented. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Combined Historical Basis financial information does not include any adjustments for other events attributable to the Acquisitions unless otherwise described. Certain of the Combined Historical Basis financial information has been derived from, and adjusted based on unaudited, unreviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from the Combined Historical Basis financial information if the Acquisitions had been completed at the stated date. In addition, the presentation of Combined Historical Basis may not comply with United States Generally Accepted Accounting Principles (“GAAP”) or the requirements for proforma financial information under Regulation S-X under the Securities Act of 1933.

From time to time, we supplement our financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense and non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights. CHB Broadcast Cash Flow also includes adjustments for Transaction Related Expenses and other adjustments.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense and non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights. CHB Broadcast Cash Flow Less Cash Corporate Expenses also includes adjustments for broadcasting Transaction Related Expenses, synergies and other adjustments.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 14 of 20

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies, loss from unrestricted subsidiaries and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans and income from unrestricted subsidiaries.

We define Free Cash Flow as net income or loss, plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, certain pension expenses, amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred stock dividends, common stock dividends, purchase of property and equipment (net of reimbursements and certain defined purchases, including related capitalized construction period interest) and income taxes paid (net of any refunds received and certain defined payments). CHB Free Cash Flow also includes adjustments for Transaction Related Expenses, synergies, unrestricted subsidiaries and other adjustments.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 15 of 20

Reconciliation of Non-GAAP Terms on As Reported Basis (Unaudited):

	Three Months Ended
	December 31,
	2022	2021	2020

Net income	$186	$29	$224
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	33	28	27
Amortization of intangible assets	51	36	27
Non-cash stock-based compensation	5	4	4
Non-cash 401(k) expense, excluding corporate portion	9	7	6
Loss (gain) on disposal of assets, net	4	(4)	(6)
Miscellaneous expense, net	1	1	-
Impairment of investment	18	-	-
Interest expense	100	62	48
Loss on early extinguishment of debt	-	-	12
Income tax expense	58	13	67
Amortization of program broadcast rights	12	12	10
Payments for program broadcast rights	(12)	(11)	(10)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	20	81	15
Broadcast Cash Flow	485	258	424
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(20)	(81)	(15)
Broadcast Cash Flow Less Cash Corporate Expenses	465	177	409
Pension income	(1)	-	-
Interest expense	(100)	(62)	(48)
Amortization of deferred financing costs	3	2	2
Preferred stock dividends	(13)	(13)	(13)
Common stock dividends	(7)	(8)	-
Purchase of property and equipment (1)	(53)	(35)	(40)
Reimbursements of property and equipment purchases	-	1	10
Income taxes paid, net of refunds (2)	(52)	(3)	(20)
Free Cash Flow	$242	$59	$300

(1)	Excludes approximately $85 million and $18 million of capitalized construction and related interest payments for the Assembly Atlanta project in the 2022 and 2021 three-month periods, respectively.
(2)	Excludes approximately $17 million of income tax payments related to the Meredith Divestiture and the Quincy Divestiture in the 2021 three-month period.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 16 of 20

Reconciliation of Non-GAAP Terms on As Reported Basis (Unaudited):

	Year Ended
	December 31,
	2022	2021	2020

Net income	$455	$90	$410
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	129	104	96
Amortization of intangible assets	207	117	105
Non-cash stock-based compensation	22	14	16
Non-cash 401(k) expense, excluding corporate portion	9	8	6
(Gain) loss on disposal of assets, net	(2)	42	(29)
Miscellaneous expense, net	4	8	5
Impairment of investment	18	-	-
Interest expense	354	205	191
Loss on early extinguishment of debt	-	-	12
Income tax expense	159	78	134
Amortization of program broadcast rights	48	38	38
Payments for program broadcast rights	(49)	(38)	(39)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	86	147	54
Broadcast Cash Flow	1,440	813	999
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(86)	(147)	(54)
Broadcast Cash Flow Less Cash Corporate Expenses	1,354	666	945
Pension income	(3)	-	-
Contributions to pension plans	(4)	(4)	(3)
Interest expense	(354)	(205)	(191)
Amortization of deferred financing costs	15	11	11
Preferred stock dividends	(52)	(52)	(52)
Common stock dividends	(30)	(31)	-
Purchase of property and equipment (1)	(172)	(98)	(110)
Reimbursements of property and equipment purchases	7	11	29
Income taxes paid, net of refunds (2)	(180)	(60)	(70)
Free Cash Flow	$581	$238	$559

(1)	Excludes approximately $264 million and $109 million of capitalized construction and related interest payments for the Assembly Atlanta project in 2022 and 2021, respectively.
(2)	Excludes approximately $89 million of income tax payments related to the Meredith Divestiture and the Quincy Divestiture in 2021.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 17 of 20

Reconciliation of Non-GAAP Terms on Combined Historical Basis (Unaudited):

	Three Months Ended
	December 31,
	2022	2021	2020

Net income	$186	$57	$364
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	33	32	34
Amortization of intangible assets	51	37	29
Non-cash stock based compensation	5	4	5
Non-cash 401(k) expense, excluding corporate portion	9	7	6
Loss (gain) on disposal of assets, net	4	(2)	(5)
Miscellaneous expense, net	1	1	1
Impairment of investment	18	-	-
Interest expense	100	78	78
Loss from early extinguishment of debt	-	-	12
Income tax expense	58	9	66
Amortization of program broadcast rights	12	14	15
Payments for program broadcast rights	(12)	(14)	(14)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	20	81	15
Broadcast Transaction Related Expenses	1	3	-
Broadcast other adjustments	(2)	4	18
Broadcast Cash Flow	484	311	624
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(20)	(81)	(15)
Broadcast Cash Flow Less Cash Corporate Expenses	464	230	609
Pension income	(1)	-	-
Adjustments for unrestricted subsidiaries	1	3	-
Corporate Transaction Related Expenses	1	52	-
Operating Cash Flow as Defined in Senior Credit Facility	465	285	609
Interest expense	(100)	(78)	(78)
Amortization of deferred financing costs	3	3	3
Preferred dividends	(13)	(13)	(13)
Common stock dividends	(7)	(8)	-
Purchase of property and equipment (1)	(53)	(37)	(46)
Reimbursement of purchases of property and equipment	-	1	11
Income taxes paid, net of refunds (2)	(52)	(14)	(63)
Free Cash Flow	$243	$139	$423

(1)	Excludes approximately $85 million and $18 million of capitalized construction and related interest payments for the Assembly Atlanta project in the 2022 and 2021 three-month periods, respectively.
(2)	Excludes approximately $17 million of income tax payments related to the Meredith Divestiture and the Quincy Divestiture in the 2021 three-month period.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 18 of 20

Reconciliation of Non-GAAP Terms on Combined Historical Basis (Unaudited):

	Year Ended
	December 31,
	2022	2021	2020

Net income	$455	$265	$635
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	129	128	128
Amortization of intangible assets	207	123	114
Non-cash stock-based compensation	22	16	18
Non-cash 401(k) expense, excluding corporate portion	9	8	6
Gain on disposal of assets, net	(2)	(10)	(32)
Miscellaneous expense, net	4	8	27
Impairment of investment	18	-	-
Interest expense	354	311	311
Loss from early extinguishment of debt	-	-	12
Income tax expense	159	46	117
Amortization of program broadcast rights	48	55	58
Payments for program broadcast rights	(49)	(56)	(59)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	86	147	54
Broadcast Transaction Related Expenses	6	3	-
Broadcast other adjustments	(2)	61	70
Broadcast Cash Flow	1,444	1,105	1,459
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(86)	(147)	(54)
Broadcast Cash Flow Less Cash Corporate Expenses	1,358	958	1,405
Pension income	(3)	-	-
Contributions to pension plans	(4)	(4)	(3)
Adjustments for unrestricted subsidiaries	6	4	-
Corporate Transaction Related Expenses	2	71	1
Operating Cash Flow as Defined in Senior Credit Facility	1,359	1,029	1,403
Interest expense	(354)	(311)	(311)
Amortization of deferred financing costs	15	12	12
Preferred dividends	(52)	(52)	(52)
Common stock dividends	(30)	(31)	-
Purchase of property and equipment (1)	(172)	(107)	(127)
Reimbursement of purchases of property and equipment	7	13	36
Income taxes paid, net of refunds (2)	(180)	(110)	(152)
Free Cash Flow	$593	$443	$809

(1)	Excludes approximately $264 million and $109 million of capitalized construction and related interest payments for the Assembly Atlanta project in 2022 and 2021, respectively.
(2)	Excludes approximately $89 million of income tax payments related to the Meredith Divestiture and the Quincy Divestiture in 2021.

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 19 of 20

Reconciliation of Total Leverage Ratio, Net of All Cash (Unaudited):

Eight Quarters Ended
December 31, 2022
(in millions)
Net income	$545
Adjustments to reconcile from net income to operating cash flow as defined in our Senior Credit Agreement:
Depreciation	233
Amortization of intangible assets	324
Non-cash stock-based compensation	36
Non-cash 401(k) expense, excluding corporate portion	17
Loss on disposal of assets, net	40
Interest expense	559
Impairment of investment	18
Income tax expense	237
Amortization of program broadcast rights	86
Payments for program broadcast rights	(87)
Pension gain	(5)
Contributions to pension plan	(7)
Adjustments for unrestricted subsidiaries	9
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	291
Transaction Related Expenses	89
Other	3
Operating Cash Flow, as defined in our Senior Credit Agreement	$2,388
Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two	$1,194

December 31, 2022
Adjusted Total Indebtedness:
Total outstanding principal	$6,520
Letters of credit outstanding	4
Cash	(61)
Adjusted Total Indebtedness, Net of All Cash	$6,463

Total Leverage Ratio, Net of All Cash	5.41

Gray Television, Inc. Earnings Release for the three-months and year ended December 31, 2022	Page 20 of 20